EXHIBIT 99.2

         Thank you, __________________, good afternoon everyone and welcome to the American Skiing Company/MeriStar Hotels & Resorts merger announcement conference call. Earlier today, the companies issued a joint press release announcing that they had signed an agreement to merge. If for any reason you did not receive a copy of the press release, you may obtain a copy at American Skiing's Investor Relations Web site at MeriStar's Web site or you may call my office at (703) 435-6293, and we will be happy to fax or e-mail you one immediately.

         The format for today's call will begin with remarks by Les Otten, Chairman and founder of American Skiing, Paul Whetsell, chairman of MeriStar Hotels & Resorts and John Emery, MeriStar's chief investment officer. Following the remarks, the call will be opened to questions. We will divide the questions into two sections, the first will be for shareholders and members of the financial community. Following those questions, we will ask for questions from the media. If you have a question that is not answered or if you have additional information needs, please call my office at (703) 435-6293, and we'll be happy to provide with the appropriate information.

         Today's conference call is being transmitted live via telephone and by webcast over American Skiing's Web site, MeriStar's Web site, and on A replay of the webcast will be available on both companies' Web sites latter today. ADDITIONALLY, A RECORDING OF THIS CALL WILL BE AVAILABLE VIA TELEPHONE, BEGINNING AT 3 P.M. TODAY UNTIL 5 P.M. EASTERN TIME ON DECEMBER 14. TO HEAR THE RECORDING, PLEASE DIAL 800-525-5288. THE PASS CODE IS 880379.

         BEFORE WE BEGIN, I'D LIKE TO REMIND YOU THAT, IN KEEPING WITH THE SEC'S "SAFE HARBOR" GUIDELINES, CERTAIN STATEMENTS MIGHT BE MADE TODAY DURING TODAY'S CONFERENCE ABOUT AMERICAN SKIING COMPANY MAY CONTAIN FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE NOT BASED ON

HISTORICAL FACTS, BUT RATHER REFLECT AMERICAN SKIING COMPANY'S CURRENT EXPECTATIONS CONCERNING FUTURE RESULTS AND EVENTS. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S OBJECTIVES, PLANS OR GOALS ARE OR MAY BE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IN ADDITION TO FACTORS DISCUSSED ABOVE, OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCES OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE PROJECTED INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: CHANGES IN REGIONAL AND NATIONAL BUSINESS AND ECONOMIC CONDITIONS AFFECTING BOTH AMERICAN SKIING COMPANY'S RESORT OPERATING AND REAL ESTATE SEGMENTS; COMPETITION AND PRICING PRESSURES; FAILURE TO EFFECTIVELY INTEGRATE OR OPERATE RECENTLY ACQUIRED COMPANIES AND ASSETS; FAILURE TO RENEW OR REFINANCE EXISTING FINANCIAL LIABILITIES AND OBLIGATIONS OR ATTAIN NEW OUTSIDE FINANCING; FAILURE OF ON-MOUNTAIN IMPROVEMENTS AND OTHER CAPITAL EXPENDITURES TO GENERATE INCREMENTAL REVENUE; ADVERSE WEATHER CONDITIONS REGIONALLY AND NATIONALLY; SEASONAL BUSINESS ACTIVITY; CHANGES TO FEDERAL, STATE AND LOCAL LAND USE REGULATIONS; CHANGES TO FEDERAL, STATE AND LOCAL REGULATIONS AFFECTING BOTH AMERICAN SKIING COMPANY'S RESORT OPERATING AND REAL ESTATE SEGMENTS; LITIGATION INVOLVING ANTI-TRUST, CONSUMER AND OTHER ISSUES; FAILURE TO RENEW LAND LEASES AND FOREST SERVICE PERMITS; DISRUPTIONS IN WATER SUPPLY THAT WOULD IMPACT SNOWMAKING OPERATIONS AND IMPACT OPERATIONS; THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS OR KEY OPERATING PERSONNEL; CONTROL OF AMERICAN SKIING COMPANY BY PRINCIPAL STOCKHOLDERS; FAILURE TO HIRE AND RETAIN QUALIFIED EMPLOYEES AND OTHER FACTORS LISTED FROM TIME-TO-TIME IN AMERICAN SKIING COMPANY'S DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES EXCHANGE COMMISSION. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE MADE ONLY AS OF THE DATE OF THIS DOCUMENT AND UNDER SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. AMERICAN SKIING COMPANY DOES NOT HAVE ANY OBLIGATION TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

         OTHER STATEMENT MADE TODAY MAN BE CONSIDERED FORWARD LOOKING FOR MERISTAR HOTELS & RESORTS, INCLUDING THOSE STATEMENTS REGARDING FUTURE OPERATING RESULTS AND THE TIMING AND COMPOSITION OF REVENUES, AMONG OTHERS. EXCEPT FOR HISTORICAL INFORMATION, THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING BUT NOT LIMITED TO THE FOLLOWING: THE ABILITY OF THE COMPANY TO SUCCESSFULLY IMPLEMENT ITS ACQUISITION STRATEGY AND OPERATING STRATEGY; THE COMPANY'S ABILITY TO MANAGE RAPID EXPANSION; CHANGES IN ECONOMIC CYCLES; COMPETITION FROM OTHER HOSPITALITY COMPANIES; AND CHANGES IN THE LAWS AND GOVERNMENT REGULATIONS APPLICABLE TO THE COMPANY. I REFER YOU TO THE COMPANY'S PROSPECTUS AND OTHER DOCUMENTS ON FILE WITH SEC THAT OUTLINE THESE AND OTHER RISKS IN GREATER DETAIL FOR FURTHER CLARIFICATION.

         NOW, TO PROVIDE THE INFORMATION ABOUT THE MERGER AGREEMENT, I'D LIKE TO INTRODUCE LES OTTEN, CHAIRMAN OF AMERICAN SKIING, PAUL WHETSELL, MERISTAR HOTELS & RESORTS CHAIRMAN AND CEO, AND JOHN EMERY, CHIEF INFORMATION OFFICER. NOW LET ME TURN THE SESSION OVER TO ______________________.